Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended
	3/31/2021	3/31/2020
Operating Information
Number of Communities	126	122
Number of Sites	23,770	23,098
Rental and Related Income	$38,713	$34,358
Community Operating Expenses	$17,137	$15,508
Community NOI	$21,576	$18,850
Expense Ratio	44.3%	45.1%
Sales of Manufactured Homes	$4,419	$3,215
Number of Homes Sold	73	62
Number of Rentals Added	218	149
Net Income (Loss)	$13,878	$(34,748)
Net Income (Loss) Attributable to Common Shareholders	$6,839	$(42,838)
Adjusted EBITDA	$19,558	$18,590
FFO Attributable to Common Shareholders	$8,381	$6,089
Normalized FFO Attributable to Common Shareholders	$8,701	$6,089

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	42,377	41,173
Diluted	43,275	41,173
Net Income (Loss) Attributable to Common Shareholders per Share
Basic and Diluted	$0.16	$(1.04)
FFO per Share – Diluted	$0.19	$0.15
Normalized FFO per Share – Diluted	$0.20	$0.15
Dividends per Common Share	$0.19	$0.18

Balance Sheet
Total Assets	$1,120,024	$999,175
Total Liabilities	$574,776	$439,094

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs	$544,623	$416,020
Equity Market Capitalization	$824,751	$447,063
Series B Preferred Stock	$-0-	$95,017
Series C Preferred Stock	$247,100	$243,750
Series D Preferred Stock	$192,445	$130,267
Total Market Capitalization	$1,808,919	$1,332,117

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 3

Consolidated Balance Sheets

(in thousands except per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Investment Property and Equipment
Land	$74,142	$73,704
Site and Land Improvements	666,832	656,721
Buildings and Improvements	28,407	28,153
Rental Homes and Accessories	358,147	349,905
Total Investment Property	1,127,528	1,108,483
Equipment and Vehicles	23,035	22,572
Total Investment Property and Equipment	1,150,563	1,131,055
Accumulated Depreciation	(283,406)	(272,823)
Net Investment Property and Equipment	867,157	858,232

Other Assets
Cash and Cash Equivalents	24,784	15,336
Marketable Securities at Fair Value	108,155	103,172
Inventory of Manufactured Homes	27,548	25,450
Notes and Other Receivables, net	46,497	46,414
Prepaid Expenses and Other Assets	21,797	17,785
Land Development Costs	24,086	20,825
Total Other Assets	252,867	228,982

TOTAL ASSETS	$1,120,024	$1,087,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$468,833	$469,279
Other Liabilities
Accounts Payable	4,667	4,390
Loans Payable, net of unamortized debt issuance costs	75,790	87,009
Accrued Liabilities and Deposits	17,840	17,295
Tenant Security Deposits	7,646	7,433
Total Other Liabilities	105,943	116,127
Total Liabilities	574,776	585,406

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series C - 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 13,750 shares authorized; 9,884 issued and outstanding as of March 31, 2021 and December 31, 2020	247,100	247,100
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 7,698 and 6,434 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	192,445	160,854
Common Stock – $0.10 par value per share: 140,364 shares authorized; 43,023 and 41,920 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	4,302	4,192
Excess Stock – $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of March 31, 2021 and December 31, 2020	-0-	-0-
Additional Paid-In Capital	126,765	115,026
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	545,248	501,808

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,120,024	$1,087,214

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 4

Consolidated Statements of Income (Loss)

(in thousands) (unaudited)

	Three Months Ended
	3/31/2021	3/31/2020
INCOME:
Rental and Related Income	$38,713	$34,358
Sales of Manufactured Homes	4,419	3,215
TOTAL INCOME	43,132	37,573

EXPENSES:
Community Operating Expenses	17,137	15,508
Cost of Sales of Manufactured Homes	3,471	2,401
Selling Expenses	1,131	1,097
General and Administrative Expenses	3,441	2,586
Depreciation Expense	11,008	10,227
TOTAL EXPENSES	36,188	31,819

OTHER INCOME (EXPENSE):
Interest Income	817	717
Dividend Income	1,302	1,743
Loss on Sales of Marketable Securities, net	(730)	-0-
Increase (Decrease) in Fair Value of Marketable Securities	10,219	(38,593)
Other Income	147	163
Interest Expense	(4,798)	(4,425)
TOTAL OTHER INCOME (EXPENSE)	6,957	(40,395)

Income (Loss) before Loss on Sales of Investment Property and Equipment	13,901	(34,641)
Loss on Sales of Investment Property and Equipment	(23)	(107)
NET INCOME (LOSS)	13,878	(34,748)

Less: Preferred Dividends	(7,039)	(8,090)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$6,839	$(42,838)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE – BASIC AND DILUTED	$0.16	$(1.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,377	41,173
Diluted	43,275	41,173

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 5

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	3/31/2021	3/31/2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$13,878	$(34,748)
Non-Cash Items Included in Net Income (Loss):
Depreciation	11,008	10,227
Amortization of Financing Costs	176	205
Stock Compensation Expense	750	574
Provision for Uncollectible Notes and Other Receivables	234	378
Loss on Sales of Marketable Securities, net	730	-0-
(Increase) Decrease in Fair Value of Marketable Securities	(10,219)	38,593
Loss on Sales of Investment Property and Equipment	23	107
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(2,098)	910
Notes and Other Receivables, net of notes acquired with acquisitions	(302)	(327)
Prepaid Expenses and Other Assets	(2,000)	72
Accounts Payable	277	(79)
Accrued Liabilities and Deposits	545	1,204
Tenant Security Deposits	213	179
Net Cash Provided by Operating Activities	13,215	17,295

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(8,358)	-0-
Purchase of Investment Property and Equipment	(12,189)	(16,866)
Proceeds from Sales of Investment Property and Equipment	576	531
Additions to Land Development Costs	(3,261)	(3,656)
Purchase of Marketable Securities	(3)	(486)
Proceeds from Sales of Marketable Securities	4,509	-0-
Net Cash Used in Investing Activities	(18,726)	(20,477)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Payments from Short-Term Borrowings	(11,277)	(39,411)
Principal Payments of Mortgages	(564)	(2,118)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	30,864	63,132
Proceeds from At-The-Market Common Equity Program, net of Offering Costs	6,585	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	2,942	697
Repurchase of Preferred Stock, net	-0-	(12)
Repurchase of Common Stock, net	-0-	(1,604)
Proceeds from Exercise of Stock Options	2,588	306
Preferred Dividends Paid	(7,039)	(8,090)
Common Dividends Paid, net of Dividend Reinvestments	(7,128)	(6,513)
Net Cash Provided by Financing Activities	16,971	6,387

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	11,460	3,205
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	28,593	18,996
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$40,053	22,201

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable

to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended
	3/31/2021	3/31/2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$13,878	$(34,748)
Interest Expense	4,798	4,425
Franchise Taxes	93	93
Depreciation Expense	11,008	10,227
(Increase) Decrease in Fair Value of
Marketable Securities	(10,219)	38,593

Adjusted EBITDA	$19,558	$18,590

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$6,839	$(42,838)
Depreciation Expense	11,008	10,227
Loss on Sales of Investment Property and Equipment	23	107
(Increase) Decrease in Fair Value of Marketable Securities	(10,219)	38,593
Loss on Sales of Marketable Securities, net	730	-0-

Funds from Operations (“FFO”)	8,381	6,089

Adjustments:
Non-Recurring Other Expense (1)	320	-0-

Normalized Funds from Operations (“Normalized FFO”)	$8,701	$6,089

(1) Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Three Months Ended				Year Ended
	3/31/2021		3/31/2020		12/31/2020
Shares Outstanding	43,023		41,166		41,919
Market Price Per Share	$19.17		$10.86		$14.81
Equity Market Capitalization	$824,751		$447,063		$620,819
Total Debt	544,623		416,020		556,288
Preferred	439,545		469,034		407,954
Total Market Capitalization	$1,808,919		$1,332,117		$1,585,061

Total Debt	$544,623		$416,020		$556,288
Less: Cash and Cash Equivalents	(24,784)		(14,628)		(15,336)
Net Debt	519,839		401,392		540,952
Less: Marketable Securities at Fair Value (“Securities”)	(108,155)		(78,079)		(103,172)
Net Debt Less Securities	$411,684		$323,313		$437,780

Interest Expense	$4,798		$4,425		$18,287
Capitalized Interest	338		290		1,253
Preferred Dividends	7,039		8,090		31,943
Total Fixed Charges	$12,175		$12,805		$51,483

Adjusted EBITDA	$19,558		$18,590		$79,450

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	28.7%		30.1%		34.1%

Net Debt Plus Preferred / Total Market Capitalization	53.0%		65.3%		59.9%

Net Debt Less Securities / Total Market Capitalization	22.8%		24.3%		27.6%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	47.1%		59.5%		53.4%

Interest Coverage	3.8	x	3.9	x	4.1	x

Fixed Charge Coverage	1.6	x	1.5	x	1.5	x

Net Debt / Adjusted EBITDA	6.6	x	5.4	x	6.8	x

Net Debt Less Securities / Adjusted EBITDA	5.3	x	4.3	x	5.5	x

Net Debt Plus Preferred / Adjusted EBITDA	12.3	x	11.7	x	11.9	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.9	x	10.7	x	10.6	x

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 8

Debt Analysis

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	3/31/2021	3/31/2020	12/31/2020
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$473,528	$374,927	$476,390
Unamortized Debt Issuance Costs	(4,695)	(3,230)	(7,111)
Mortgages, Net of Unamortized Debt Issuance Costs	$468,833	$371,697	$469,279
Loans Payable:
Unsecured Line of Credit	$45,000	$15,000	$45,000
Other Loans Payable	31,076	29,632	42,353
Total Loans Before Unamortized Debt Issuance Costs	76,076	44,632	87,353
Unamortized Debt Issuance Costs	(286)	(309)	(344)
Loans, Net of Unamortized Debt Issuance Costs	$75,790	$44,323	$87,009

Total Debt, Net of Unamortized Debt Issuance Costs	$544,623	$416,020	$556,288

% Fixed/Floating
Fixed	86.3%	89.8%	84.6%
Floating	13.7%	10.2%	15.4%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.81%	4.14%	3.81%
Loans Payable	2.60%	2.33%	2.12%
Total Average	3.64%	3.95%	3.55%

Weighted Average Maturity (Years)
Mortgages Payable	5.8	5.7	6.0

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 9

Debt Maturity

(in thousands) (unaudited)

Total Debt
$300
$250
$200
$150
$100
$50
$-
Millions
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Thereafter
Mortgages
Loans

As of 3/31/21: Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2021	$2,066	$19,603		$21,669	3.9%
2022	19,249	56,416	(1)	75,665	13.8%
2023	64,787	57		64,844	11.8%
2024	-0-	-0-		-0-	0.0%
2025	130,940	-0-		130,940	23.8%
Thereafter	256,486	-0-		256,486	46.7%
Total Debt Before Unamortized Debt Issuance Cost	473,528	76,076		549,604	100.0%

Unamortized Debt Issuance Cost	(4,695)	(286)		(4,981)

Total Debt, Net of Unamortized Debt Issuance Costs	$468,833	$75,790		$544,623

(1) Includes $45 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one-year option.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021*	108,155	1,302	(730)	572

		$59,169	$17,939	$77,108

*For the three months ended March 31,2021.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 11

Property Summary and Snapshot

(unaudited)

	3/31/2021	3/31/2020	% Change

Communities	126	122	3.3%
Developed Sites	23,770	23,098	2.9%
Occupied	20,255	19,154	5.7%
Occupancy %	85.2%	82.9%	230 bps
Total Rentals	8,470	7,543	12.3%
Occupied Rentals	8,083	7,091	14.0%
Rental Occupancy %	95.4%	94.0%	140 bps
Monthly Rent Per Site	$467	$453	3.1%
Monthly Rent Per Home Rental Including Site	$800	$775	3.2%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	1	33	33	-0-	195	63	32.3%	$175	34	16	47.1%	$596
Indiana	14	1,105	880	225	3,986	3,458	86.8%	$426	1,688	1,613	95.6%	$801
Maryland	1	77	10	67	62	62	100.0%	$531	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	628	84.9%	$463	261	249	95.4%	$793
New Jersey	4	349	187	162	1,006	965	95.9%	$661	46	44	95.7%	$986
New York	8	674	348	326	1,346	1,142	84.8%	$560	442	417	94.3%	$936
Ohio	36	1,781	1,328	453	6,725	5,629	83.7%	$420	2,458	2,373	96.5%	$750
Pennsylvania	51	2,180	1,822	358	7,786	6,598	84.7%	$490	2,670	2,543	95.2%	$821
South Carolina	1	24	24	-0-	142	68	47.9%	$195	32	29	90.6%	$499
Tennessee	7	539	293	246	1,782	1,642	92.1%	$465	839	799	95.2%	$812
Total as of March 31, 2021	126	6,915	5,078	1,837	23,770	20,255	85.2%	$467	8,470	8,083	95.4%	$800

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended
	3/31/2021	3/31/2020	Change	% Change
Community Net Operating Income

Rental and Related Income	$38,116	$34,266	$3,850	11.2%

Community Operating Expenses	15,513	14,739	774	5.3%

Community NOI	$22,603	$19,527	$3,076	15.8%

	As of
	3/31/2021	3/31/2020	Change

Total Sites	23,016	23,008	0%
Occupied Sites	19,862	19,112	750 sites, 3.9%
Occupancy %	86.3%	83.1%	320 bps
Number of Properties	122	122	N/A
Total Rentals	8,277	7,492	10.5%
Occupied Rentals	7,922	7,046	12.4%
Rental Occupancy	95.7%	94.0%	170 bps
Monthly Rent Per Site	$470	$453	3.8%
Monthly Rent Per Home Including Site	$802	$775	3.5%

Same Property includes all properties owned as of January 1, 2020, with the exception of Memphis Blues.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 13

Acquisition Summary

(dollars in thousands)

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247
2020	2	310	197	64%	$7,840	$25	48
2021	2	337	142	42%	$8,000	$24	57

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2020: 122 Communities and 23,200 sites
Acquired in 2020: 2 Communities and 300 sites
Acquired in 2021: 2 Communities and 300 sites
220 acres to be developed into a manufactured home community

Communities

Total - 126

South Carolina 1%
Alabama 1%
Maryland 1%
Michigan 3%
New Jersey 4%
New York 5%
Tennesee 7%
Pennsylvania 33%
Ohio 28%
Indiana 17%

23,800 Sites

Acreage

Total - 6,915

Developed
2,657
38%
Developed
2,421
35%
Vacant
792
12%
Vacant
1,045
15%
Marcellus & Utica Shale Acreage
74 Communities and 11,500 Sites
Non Marcellus & Utica Share Acreage

2021 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Deer Run	January 8, 2021	AL	195	$4,555	33	37%
Iris Winds	January 21, 2021	SC	142	3,445	24	49%
Total as of March 31, 2021			337	$8,000	57	42%

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 43.3 million shares for the three months ended March 31, 2021, and 41.5 million for the three months ended March 31, 2020. Common stock equivalents resulting from stock options in the amount of 898,000 shares for the three months ended March 31, 2021 are included in the diluted weighted shares outstanding. Common stock equivalents resulting from stock options in the amount of 355,000 shares for the three months ended March 31, 2020 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2020, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 15

Press Release Dated March 6, 2021

FOR IMMEDIATE RELEASE	March 6, 2021
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2021

FREEHOLD, NJ, May 6, 2021........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended March 31, 2021 of $43.1 million as compared to $37.6 million for the quarter ended March 31, 2020, representing an increase of 15%. Net Income Attributable to Common Shareholders amounted to $6.8 million or $0.16 per diluted share for the quarter ended March 31, 2021 as compared to a Net Loss of $42.8 million or $1.04 per diluted share for the quarter ended March 31, 2020.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $8.4 million or $0.19 per diluted share for the quarter ended March 31, 2021 as compared to $6.1 million or $0.15 per diluted share for the quarter ended March 31, 2020. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $8.7 million or $0.20 per diluted share for the quarter ended March 31, 2021, as compared to $6.1 million or $0.15 per diluted share for the quarter ended March 31, 2020.

A summary of significant financial information for the three months ended March 31, 2021 and 2020 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	March 31,
	2021	2020

Total Income	$43,132	$37,573
Total Expenses	$36,188	$31,819
Increase (Decrease) in Fair Value of Marketable Securities	$10,219	$(38,593)
Net Income (Loss) Attributable to Common Shareholders	$6,839	$(42,838)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.16	$(1.04)
FFO (1)	$8,381	$6,089
FFO (1) per Diluted Common Share	$0.19	$0.15
Normalized FFO (1)	$8,701	$6,089
Normalized FFO (1) per Diluted Common Share	$0.20	$0.15
Diluted Weighted Average Shares Outstanding	43,275	41,173

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 16

A summary of significant balance sheet information as of March 31, 2021 and December 31, 2020 is as follows (in thousands):

	March 31, 2021	December 31, 2020

Gross Real Estate Investments	$1,127,528	$1,108,483
Marketable Securities at Fair Value	$108,155	$103,172
Total Assets	$1,120,024	$1,087,214
Mortgages Payable, net	$468,833	$469,279
Loans Payable, net	$75,790	$87,009
Total Shareholders’ Equity	$545,248	$501,808

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2021.

“We are pleased to announce another solid quarter of operating results and an excellent start to 2021. During the quarter, we:

●	Increased Rental and Related Income by 13%;
●	Increased Community Net Operating Income (“NOI”) by 14%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 43% and Normalized FFO per share by 33%;
●	Improved our Operating Expense ratio by 80 basis points to 44.3%;
●	Increased Same Property NOI by 16%;
●	Increased Same Property Occupancy by 320 basis points from 83.1% to 86.3%;
●	Increased our rental home portfolio by 218 homes from yearend 2020 to approximately 8,500 total rental homes, representing an increase of 3%;
●	Increased rental home occupancy by 80 basis points from 94.6% at yearend 2020 to 95.4% at quarter end;
●	Increased Sales of Manufactured Homes by 37%;
●	Acquired two communities containing approximately 337 homesites for a total cost of approximately $8.0 million;
●	Raised our quarterly common stock dividend by 5.5% to $0.19 per share or $0.76 annually;
●	Issued and sold approximately 352,000 shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $19.08 per share, generating gross proceeds of $6.7 million and net proceeds of $6.6 million, after offering expenses;
●	Issued and sold, through At-the-Market Sale Programs for our Preferred Stock, 1.3 million shares of Series D Preferred Stock at a weighted average price of $24.85 per share, generating total gross proceeds of $31.4 million and total net proceeds of $30.9 million, after offering expenses;
●	Reduced our Net Debt to Total Market Capitalization from 34% at yearend 2020 to 29% at quarter end;
●	Subsequent to quarter end, issued and sold approximately 2.1 million shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $19.41 per share, generating gross proceeds of $39.8 million and net proceeds of $39.2 million, after offering expenses; and
●	Subsequent to quarter end, issued and sold, through At-the-Market Sale Programs for our Preferred Stock, 911,000 shares of Series D Preferred Stock at a weighted average price of $24.93 per share, generating total gross proceeds of $22.7 million and total net proceeds of $22.4 million, after offering expenses.”

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 17

Mr. Landy stated, “We are proud of the results that we were able to achieve in 2020 and are happy to report that we have produced similar results for the first quarter of 2021. Normalized FFO was $0.20 for the quarter representing an increase of 33% year over year. During the quarter, we raised our common stock dividend 5.5% to $0.19 per quarter or $0.76 per year.”

“UMH continues to deliver industry leading operating results. These results highlight the strong demand for affordable housing in all of our markets. Same property occupancy was up 320 basis points year over year to 86.3%. This increase in occupancy was the result of the addition of 218 new rental homes to our portfolio and a 37% increase in home sales. Our occupancy gains and rent increases generated same store NOI growth of 16%.”

“These results are only possible because of our years of hard work laying the foundation for tremendous earnings growth and value appreciation. Our business plan has created a runway for us to deliver organic growth for years to come. We currently have 3,500 vacant sites within our existing communities that we intend on filling with homes for rent and sale. We also have 1,800 acres of undeveloped land that can be developed into 7,200 home sites. We also continue to seek additional external growth opportunities. During the quarter, we closed on the acquisitions of two communities containing 337 sites for a total purchase price of $8 million. These acquisitions are in new markets, Alabama and South Carolina, and we intend on acquiring additional communities in these states. Our internal and external growth opportunities pave the way for continued FFO and dividend growth for the foreseeable future.”

UMH Properties, Inc. will host its First Quarter 2021 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, May 7, 2021 at 10:00 a.m. Eastern Time.

The Company’s 2021 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, May 7, 2021. It will be available until August 1, 2021 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10153820. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 126 manufactured home communities containing approximately 23,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three months ended March 31, 2021 and 2020 are calculated as follows (in thousands):

	Three Months Ended
	3/31/21	3/31/20
Net Income (Loss) Attributable to Common Shareholders	$6,839	$(42,838)
Depreciation Expense	11,008	10,227
Loss on Sales of Depreciable Assets	23	107
(Increase) Decrease in Fair Value of Marketable Securities	(10,219)	38,593
Loss on Sales of Marketable Securities, net	730	-0-
FFO Attributable to Common Shareholders	8,381	6,089
Non- Recurring Other Expense (2)	320	-0-
Normalized FFO Attributable to Common Shareholders	$8,701	$6,089

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 3.2 million shares for the three months ended March 31, 2021 and 41.5 million for the three months ended March 31, 2020. Common stock equivalents resulting from stock options in the amount of 898,000 shares for the three months ended March 31, 2020 are included in the diluted weighted shares outstanding. Common stock equivalents resulting from stock options in the amount of 355,000 shares for the three months ended March 31, 2020 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

The following are the cash flows provided (used) by operating, investing and financing activities for the three months ended March 31, 2021 and 2020 (in thousands):

	2021	2020
Operating Activities	$13,215	$17,295
Investing Activities	(18,726)	(20,477)
Financing Activities	16,971	6,387

(2)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing.

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UMH Properties, Inc. | First Quarter FY 2021 Supplemental Information 19